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                                                                     Exhibit 1.1


                          HANOVER COMPRESSOR COMPANY

                __% CONVERTIBLE SENIOR NOTES DUE MARCH __, 2008

                                 ------------

                            Underwriting Agreement
                            ----------------------

                                                     March ...., 2001

Goldman, Sachs & Co.,
Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Ladies and Gentlemen:

     Hanover Compressor Company, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of $150,000,000 principal amount of the Convertible Senior Notes, convertible into common stock, par value $0.001 per share ("Stock"), of the Company, specified above (the "Firm Securities") and, at the election of the Underwriters, up to an aggregate of $22,500,000 additional aggregate principal amount (the "Optional Securities") (the Firm Securities and the Optional Securities which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Securities").

     The Company and the Underwriters, in accordance with the requirements of Rule 2720 ("Rule 2720") of the National Association of Securities Dealers, Inc. (the "NASD") and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Goldman, Sachs & Co. (the "Independent Underwriter") as a "qualified independent underwriter" within the meaning of
Section 2(l) of Rule 2720 in connection with the offering and sale of the Securities.

     1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

         (a) A registration statement on Form S-3 (File No. 333-54942) (the "Initial Registration Statement") in respect of the Securities and shares of the Stock issuable upon conversion thereof has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, delivered to you for each of the